EXHIBIT 99.2

Citigroup Inc.
GBP 400,000,000 6.50% Notes due 16 August 2030
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B
The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	British pounds sterling (“GBP”)
3.	Aggregate Nominal Amount:	GBP 250,000,000 (original issuance), GBP 150,000,000 (re-opening)
4.	Issue Price:	99.432% of the Aggregate Nominal Amount (original issuance), 105.548% of the Aggregate Nominal Amount plus accrued interest (re-opening)
5.	Specified Denominations:	GBP 1,000, GBP 10,000 and GBP 100,000
6.	Issue Date:	16 August 2000 (original issuance), 9 February 2001 (re-opening)
7.	Maturity Date:	16 August 2030
8.	Interest Basis:	Fixed Rate
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Senior
11.	Listing:	Luxembourg
PROVISIONS RELATING TO INTEREST
12.	Fixed Rate Note Provisions:	Applicable
	(i) Rate of Interest:	6.50% per annum payable annually in arrears
	(ii) Interest Payment Date:	16 August in each year, commencing 16 August 2001. Modified Following Business Day Convention.
	(iii) Fixed Coupon Amounts:	GBP 65 per Note of GBP 1,000, GBP 650 per Note of GBP 10,000 and GBP 6,500 per Note of GBP 100,000
	(iv) Day Count Fraction:	Actual/Actual (Bond)
	(v) Business Day:	London
PROVISIONS RELATING TO REDEMPTION
13.	Final Redemption Amount:	Par
14.	Early Redemption Amount:	Par, payable upon redemption for taxation reasons or on event of default
GENERAL PROVISIONS APPLICABLE TO THE NOTES
15.	Form of Notes:	Bearer Notes
16.	Redenomination, renominalisation and reconventioning provisions:	Applicable
17.	Consolidation provisions:	Applicable
DISTRIBUTION
18.	TEFRA:	The D Rules are applicable
OPERATIONAL INFORMATION
19.	ISIN Code:	XS0116066449
20.	Common Code:	011606644